Exhibit 5.1
April 30, 2020

Ampio Pharmaceuticals, Inc.

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

Re:    Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed on April 16, 2020 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of up to $100,000,000 of any combination of securities of the types specified therein.

We are delivering this opinion letter in connection with (i) the prospectus relating to the registration of the offering by the Company of up to $100,000,000 of any combination of securities of types specified therein (the “Base Prospectus”), and (ii) and the prospectus relating to the registration of the offering of the Company of up to $50,000,000 of the Company’s common stock, par value $0.0001 per share (“Common Stock”) pursuant to a Sales Agreement (the “Sales Agreement”), dated February 20, 2020, between the Company and the sales agents named therein (the “ATM Supplement”), each filed on April 16, 2020 with the Commission pursuant to Rule 424 under the Securities Act and forming a part of the Registration Statement.

The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) and any free-writing prospectus(es). The Registration Statement, including the Base Prospectus as so supplemented from time to time by one or more Prospectus Supplements and any free writing prospectus(es), covers the registration of:

•	shares of Common Stock;
•	shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”);
•

debt securities of the Company (“Debt Securities”), which may either be senior or subordinated debt or senior or subordinated convertible debt, which may be issued under one or more documents called indentures (each, an “Indenture”) to be dated on or about the date of the first issuance of the applicable Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, which Indenture(s) will be filed by an amendment to the Registration Statement or as an exhibit to a report filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated into the Registration Statement by reference as Exhibit 25.1 or 25.2 to the extent that the Company plans to issue Debt Securities pursuant to such Indenture(s);

•

warrants to purchase Common Stock (the “Warrants”), which may be issued pursuant to warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the form filed as either Exhibit 4.2, Exhibit 4.3 or Exhibit 4.4 to the Registration Statement or such other form as may be filed by an amendment to the Registration Statement or as an exhibit to a report filed by the Company pursuant to the Exchange Act and incorporated into the Registration Statement by reference (each, a “Warrant Agreement”); and

•

units consisting of Common Stock and/or Warrants in any combination (“Units”), which may be issued under unit purchase agreements to be dated on or about the date of the first issuance of the applicable

Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company, which will be filed by an amendment to the Registration Statement or as an exhibit to a report filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated into the Registration Statement by reference as Exhibit 4.12 (each, a “Unit Purchase Agreement”).

The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities”.  The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.  The aggregate public offering price of the Securities being registered for sale by the Company is $100,000,000.

The ATM Supplement relates to the offering by the Company of up to $50,000,000 in shares (the “ATM Shares”) of Common Stock covered by the Registration Statement as a component of the Securities. The ATM Shares are being offered and sold by the Company through the sales agents named in, and pursuant to, the Sales Agreement.

We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein and have made such examination of law as we have deemed appropriate to give the opinions set forth herein. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

For purposes of the opinions set forth below, we refer to the following as “Future Approval and Issuance”:

(a)   the approval(s) by the Company’s board of directors (or a duly authorized committee of the board of directors) of the issuance of the Securities and the ATM Shares (the “Approvals”), and

(b)   the issuance of the Securities and the ATM Shares in accordance with the Approvals and the receipt by the Company of the consideration (which shall not be less than the par value of any Common Stock or Preferred Stock to be issued as Securities or ATM Shares) to be paid in accordance with the Approvals.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that:

1.   With respect to the ATM Shares, the ATM Shares have been duly authorized and, upon Future Approval and Issuance, will be validly issued, fully paid and nonassessable.

2.   With respect to the Securities, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus, any and all Prospectus Supplements(s) required by applicable laws and free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws; (ii) the Securities have been duly authorized by the Company and any Trustee, Warrant Agent or Unit Agent, as applicable, (iii) any agreement relating the applicable Securities, including, but not limited to any Indenture, Warrant Agreement or Unit Purchase Agreement, has been duly executed and delivered by the Company and the Trustee, Warrant Agent or Unit Agent, as applicable; (iv) the terms of the Securities and their issuance and sale have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Securities and of their issuance and sale have been duly established in conformity with any Indenture, Warrant Agreement or Unit Purchase Agreement, if applicable, and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the certificate of incorporation and bylaws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Securities have been duly executed and delivered by the Company and authenticated by the Trustee, Warrant Agent or Unit Agent, if applicable, pursuant to any Indenture, Warrant Agreement or Unit Purchase Agreement, respectively and if applicable, and delivered against payment therefor, then the Securities, when sold in accordance with any Indenture, Warrant Agreement or Unit Agreement, if applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

For purposes of the opinions set forth above, we have further assumed that (i) the Company will not at any time issue Securities or ATM Shares or reduce the total number of shares of Common Stock or Preferred Stock that the Company is authorized to issue under its certificate of incorporation such that the number of authorized but unissued shares of Common Stock or Preferred Stock under the Company’s certificate of incorporation is less than the number of unissued shares of Common Stock, shares of Preferred Stock, or shares of Common Stock underlying the Securities, (ii) that no Future Approval and Issuance will purport to issue shares of Common Stock or Preferred Stock in an amount in excess of the number of authorized but unissued shares of Common Stock or Preferred Stock under the Company’s certificate of incorporation at such time; and (iii) that no Future Approval and Issuance will purport to reserve for issuance upon conversion of shares of Preferred Stock or exercise of Warrants shares of Common Stock in an amount in excess of the number of authorized but unissued shares of Common Stock under the Company’s certificate of incorporation.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP
Squire Patton Boggs (US) LLP